UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010
VESTIN REALTY MORTGAGE I, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125347	20-4028839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01:  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 16, 2010, Vestin Realty Mortgage I, Inc., (Nasdaq Symbol:  VRTA) a Maryland corporation (the “Company,”), received a notification letter (the "Nasdaq Compliance Letter") from The Nasdaq Stock Market, LLC ("Nasdaq"), advising that the Company has regained compliance with the minimum bid price requirements set forth in the Nasdaq Listing Rules.

The Nasdaq Compliance Letter recited its earlier notice to the Company (as reported in a previous Current Report on Form 8-K) regarding the failure of the Company's common stock to maintain a minimum bid price of $1.00 over the 30 consecutive business days preceding August 25, 2010.  The Nasdaq Compliance Letter confirms that the closing bid price of our common stock has been at $1.00 per share or greater for at least 10 consecutive business days.  Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and Nasdaq considers the matter closed.

A copy of the full Nasdaq Compliance Letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Nasdaq Compliance Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE I, INC.

	By	Vestin Mortgage, Inc., its sole manager

Date: September 16, 2010	By	/s/ Michael V. Shustek
Michael V. Shustek
Interim Chief Financial Officer